Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2023, in post-effective Amendment No.2 to the Registration Statement (Form S-1 No. 333-262339) and related Prospectus of eFFECTOR Therapeutics, Inc. for the registration of up to 7,403,377 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

March 10, 2023